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As filed with the Securities and Exchange Commission on October 4, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	4911 (Primary Standard Industrial Classification Code Number)	32-0058047 (I.R.S. Employer Identification No.)

39500 Orchard Hill Place Suite 200 Novi, Michigan 48375 (248) 374-7100 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Daniel J. Oginsky
Vice President, General Counsel and Secretary
ITC Holdings Corp.
39500 Orchard Hill Place, Suite 200d
Novi, Michigan 48375
(248) 374-7045
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Risë B. Norman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Robert B. Williams, Esq. Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005-1413 (212) 530-5000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-135137

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐                          .

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐                          .

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, without par value	$67,835,625	$7,259

(1)
Includes shares which may be purchased to cover over-allotments, if any. The $67,835,625 proposed maximum aggregate offering price is in addition to the $345,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-135137). A registration fee was previously paid in connection with that Registration Statement.
(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

         This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"), and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-135137) of ITC Holdings Corp. (the "Registrant"), including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.

        The Registrant hereby certifies that it (i) has instructed its bank to transmit to the Securities and Exchange Commission (the "Commission") the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on October 4, 2006), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank's regular business hours no later than October 4, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, ITC Holdings Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Novi, State of Michigan, on October 3, 2006.

ITC Holdings Corp.
By:	/s/ JOSEPH L. WELCH
	Name:	Joseph L. Welch
	Title:	Director, President, Chief Executive Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 3, 2006.

Signature	Title

/s/ JOSEPH L. WELCH Joseph L. Welch	Director, President, Chief Executive Officer and Treasurer (Principal Executive Officer)
* Edward M. Rahill	Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Lewis M. Eisenberg	Director
* Edward G. Jepsen	Director
* Lee C. Stewart	Director
* Gordon Bennett Stewart, III	Director

*By:	/s/ JOSEPH L. WELCH Attorney-in-Fact

EXHIBITS

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-135137 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith.

Exhibit Number	Description of Document
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Deloitte & Touche LLP relating to International Transmission Company, LLC
23.2	Consent of Deloitte & Touche LLP relating to the Registrant and subsidiaries
23.3	Consent of PricewaterhouseCoopers LLP relating to Michigan Transco Holdings, Limited Partnership
23.4	Consent of Dykema Gossett PLLC (included as part of its opinion filed as Exhibit 5.1 hereto)

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EXPLANATORY NOTE
SIGNATURES
EXHIBITS